Exhibit 99

News Release From:
Dotronix, Inc.
(OTC Bulletin Board: DOTX)
Contact information: Robert V. Kling
Phone: 651-633-1742

FOR IMMEDIATE RELEASE: August 5, 2004

DOTRONIX DECLARES WARRANT DIVIDEND

        ST. PAUL, MN, August 5, 2004. DOTRONIX, INC. (OTC BULLETIN BOARD: DOTX) announced today that, due to failure of corporate counsel to submit certain request forms to the Securities and Exchange Commission (SEC) in connection with the registration statement covering the warrant dividend, such registration statement has not become effective. Accordingly, the warrant dividend has not been distributed on the originally intended distribution date, August 5, 2004, and will not be distributed until such later date as the appropriate filings have been made with the SEC and the registration statement has become effective. The Company is taking steps to cause the registration statement to become effective as soon as practicable. The new distribution date will be announced as soon as the Company is aware of the effectiveness of the registration statement.